                                                       Exhibit 10.32

CONFIDENTIAL INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND IS BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH OMISSIONS IN THIS DOCUMENT ARE INDICATED BY THE REFERENCE
"[CONFIDENTIAL INFORMATION OMITTED]".

               WILMAX UNIVERSAL-TM-                             TSA#CTS-970801

TELECOMMUNICATIONS SERVICES AGREEMENT

          This TELECOMMUNICATIONS SERVICES AGREEMENT (hereinafter referred to as the "Agreement" or the "TSAI) is entered into as of the 1st day of September 1997 , by and between WORLDCOM NETWORK SERVICES, INC. d/b/a WilTel, a Delaware corporation, with its principal office at One Williams Center, Tulsa, Oklahoma, 74172 ("WilTel") and COMDATA NETWORK, INC., a Maryland corporation, with its principal office at 5301 Maryland Way, Brentwood, TN 37027("CNI") and COMDATA TELECOMMUNICATIONS SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of CNI, with its principal office
at 5301 Maryland Way, Brentwood, TN 37027 ("CTSI").   CNI and CTSI are
hereinafter collectively referred to as Customer".

                                     WITNESSETH:

          WilTel agrees to provide and Customer agrees to accept switched telecommunications services ("Switched Services") and other associated services (collectively the "Services"), (i) as described in the Sevice Schedules identified herewith, (ii) subject to the terms and conditions contained in this Agreement, including without limitation those terms and conditions contained in the Program Enrollment Terms ("PET") which are attached hereto and incorporated herein by reference, and (iii) in conformity with each Service Request (described below) which is accepted hereunder.

          In the event of a conflict between the terms of this Agreement, the PET, the Service Schedule and the Service Request(s), the following order of precedence will prevail: (1) PET, (2) Service Schedule, (3) the Agreement, and (4) Service Request(s).

          NOW, THEREFORE, in consideration of the above premises and other good aria valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Applicable Terms.

          (A) Service Term. This Agreement shall commence as of the Effective Date set forth in the PET and shall be subject to the "Service Term" as described therein (which Service Term shall include any automatic extensions). Customer shall be liable for all charges associated with actual usage of the Service in question during the Service Term and any extension thereof.

          (B) PET. The PET, as subscribed to by the parties, shall set forth the Discount Schedule applicable to Switched Service charges due under this Agreement, Customer's Minimum Monthly Commitment, if

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          any, and other information necessary to provide the Service under this
          Agreement.

          (C) Start of Service. WilTel's obligation to provide and customer's obligation to accept and pay for non-usage sensitive charges for Service shall be binding to the extent provided for in this Agreement upon the submission of an acceptable Service Request to WilTel by Customer. Customer's obligation to pay for usage sensitive charges for Switched Services shall commence with respect to any Service as of the earlier of (i) the "Requested Service Date" set forth in each Service Request, or (ii) the date the Service in question is made available to Customer and used ("Start of Service"). Start of Service for particular Services shall be further described in the Service Schedule relevant to the Switched Service in question.

          (D) Service Schedules Services to be provided under this Agreement shall be described in the WilTel Service Schedule which is subscribed to by authorized representatives of WilTel and Customer (collectively referred to as the "Service Schedules") . Each Service Schedule shall become a part of this Agreement to the extent that it describes the particular services therefor, specific terms and other information necessary or appropriate for WilTel to provide such Service(s) to Customer.

          (E) Service Requests. Customer's requests to initiate or cancel Services shall be described in an appropriate WilTel Service Request ("Service Requests"). Service Requests may consist of machine readable tapes, facsimiles or other means approved by WilTel.
          Further, Service Requests shall specify all reasonable information, as determined by WilTel, necessary or appropriate for WilTel to provide the Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service Interconnection as described in the applicable Service Schedules, or automatic number identification ("ANI") information relevant to the Service(s), the Requested Service Date, and charges, if any, relevant to the Services described in the Service Request. After WilTel's receipt and verification of a valid Service Request for SWITCHED Service (as defined in the Service Schedule) requiring a change in the primary interexchange carrier ("PIC") , WilTel agrees to (i) submit the ANI(s) relevant to such Service Requests to the following local exchange carriers ("LECs") (with which WilTel currently has electronic interface capabilities) within ten (10) days: Ameritech, Bell Atlantic, BellSouth, Nynex, Pacific Bell, Southwestern Bell, US West, GTE and United, and
          (ii) submit the ANI(s) relevant to such Service Requests to those LECs with which WilTel does not have electronic interface capabilities within a reasonable time.

2.        Cancellation.

          (A)  Cancellation Charge.   At any time after the Effective Date,
          Customer may cancel this Agreement if Customer provides written

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          notification thereof to WilTel not less than thirty (30) days prior to the effective date of cancellation. In such case (or in the event WilTel terminates this Agreement as provided in Section 8), Customer shall pay to WilTel all charges for Service provided through the effective date of such cancellation plus a cancellation charge (the "Cancellation Charge") equal to one hundred percent (100%) of the Minimum Monthly Commitment, if any, (as described in the PET) that would have become due for the unexpired portion of the Term.

          (B) Liquidated Damages. It is agreed that WilTel's damages in the event Customer cancels Service shall be difficult or impossible to ascertain. The provision for a cancellation charge in Subsection 2(A) above is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

          (C) Cancellation Without Charge Notwithstanding anything to the contrary contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if (i) WilTel fails to provide a network as warranted in Section 9 below; (ii) WilTel fails to deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or
          (iii) WilTel fails to submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(E) above. Provided, however, Customer must give WilTel written notice of any such default and an opportunity to cure such default within five (5) days of the notice. In the event WilTel fails to cure any such default within the five-day period on m ore than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.

3.        Customer's End Users.

          End User Customer will obtain and upon WilTel's request provide WilTel (within two (2) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to WilTel (or with any other means approved by the Federal Communications Commission ("FCC")], for each ANI indicating the consent of the end users of Customer ("End Users") to be served by Customer and transferred (by way of change of such End User's designated PIC) to the WilTel network prior to order processing. Each LOA will provide, among other things, that the End Users have consented to the transfer being performed by Customer or Customer's designee. when applicable, Customer will be responsible for notifying End Users, in writing (or by any other means approved by the FCC) that (i) a transfer charge will be reflected on their LEC bill for effecting a change in their primary interexchange carrier, (ii) the entity name under which their interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning their long distance service and/or billing. Customer agrees to send WilTel a copy of the documentation Customer uses to satisfy the above requirements promptly upon request of WilTel. WilTel may change the

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          foregoing requirements for Customer's confirming orders and/or for notifying End Users regarding the transfer charge at any time in order to conform with applicable FCC and state regulations. Provided, however, Customer will be solely responsible for ensuring that the transfer of End Users to the WilTel network conforms with applicable FCC and state regulations, including without limitation the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing as promulgated in 47 C.F.R., Part 64, Subpart K, Section 64.1100 or any successor regulations).

          (B) Transfer Charges/Disputed Transfers. Customer agrees that it is responsible for (i) all charges incurred by WilTel to change the PIC of End Users to the WilTel network, (ii) all charges incurred by WilTel to change End Users back to their previous PIC arising from disputed transfers to the WilTel network plus an administrative charge equal to twenty percent (20%) of such charges, and (iii) any other damages suffered by or awards against WilTel resulting from disputed transfers.

          (C) Excluded ANIs. WilTel has the right to reject any ANI supplied by Customer for any of the following reasons: (i) WilTel is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located, (ii) a particular ANI submitted by Customer is not in proper form, (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located,
          (iv) Customer is in default of this Agreement, (v) Customer fails to cooperate with WilTel in implementing reasonable verification processes determined by WilTel to be necessary or appropriate in the conduct of business, or (vi) any other circumstance reasonably determined by WilTel which could adversely affect WilTel's performance under this Agreement or WilTel's general ability to transfer its other customers or other end users to the WilTel network, including without limitation, WilTel's ability to electronically effect PIC changes with the LECS. In the event WilTel rejects an ANI, WilTel will notify Customer as soon as possible of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI. Further, any ANI requested by Customer for Switched Service may be deactivated by WilTel if no Switched Service billings relevant thereto are generated in any three (3) consecutive calendar month/billing periods. WilTel will be under no obligation to accept ANIs within the three (3) full calendar month period preceding the scheduled expiration of the Term.

          D. Records. Customer will maintain documents and records ("Records") supporting Customer's re-sale of Switched Service, including, but not limited to, appropriate and valid LOAs from End Users for a period of not less than 12 months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify WilTel for any costs, charges or expenses incurred by WilTel arising from disputed PIC selections involving

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          Switched Service to be provided to Customer for which customer cannot produce an appropriate LOA relevant to the ANI and PIC charge in question, or when WilTel is- not reasonably satisfied that the validity of a disputed LOA has been resolved.

          Customer Service. Customer will be solely responsible for billing the End Users and providing the End Users with customer service. Customer agrees to immediately notify WilTel in the event an End User notifies Customer of problems associated with the Service, including without limitation, excess noise, echo, or loss of Service.

4.        Customer's Responsibilities.

          (A) Expedite Charges. In the event Customer requests expeditious Service and/or changes to Service Orders and Wilel agrees to such request, WilTel will pass through the charges assessed by any supplying parties (e.g., local access providers) involved at the same rate to Customer. WilTel may further condition its performance of such request upon Customer's payment of additional charges to WilTel.

          (B) Fraudulent Calls. Customer shall indemnify and hold WilTel harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of the Service through Customer or an end user of the Service through Customer's distribution channels. Customer shall not be excused from paying WilTel for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event WilTel discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit WilTel from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANIs or terminating service to or from specific locations.

5.        Charges and Payment Terms.

          (A) Payment. WilTel billings for Service are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection
               5(D) below, Service shall be billed at the rates as described in the PET, and Service Requests, as the case may be.
               Discounts, if any, applicable -to the rates for certain
               Switched Services are also set forth in the PET. Customer will pay each WilTel invoice in full for Switched Service within thirty (30) days of the invoice date set forth on each WilTel invoice to Customer ("Due Date"). -If payment is not received by WilTel on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half

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               percent (1 1/2%) of the unpaid balance of the Service charges per month or the maximum lawful rate under applicable state law.

          (B) Definitions Time of day rate periods (including WilTel Recognized National Holidays) will be as described in WilTel's F.C.C. Tariff No. 5.

          (C) Taxes. Customer acknowledges and understands that WilTel computes all charges herein exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes) , whether charged to or against WilTel or Customer because of the Service furnished to Customer ("Additional Charges") . Customer shall pay such Additional Charges in addition to all other charges provided for herein.

          (D) Modification of Charges. WilTel reserves the right to eliminate Service offerings, modify charges and/or add charges for Service offerings (which charge modifications shall not exceed then-current generally available WilTel charges for comparable services), upon not less than sixty (60) days prior notice to Customer, which notice will state the effective date for the charge modification. In the event WilTel notifies Customer of the elimination of a Service offering and/or an increase in the charges, Customer may terminate this Agreement, without incurring a cancellation charge only with respect to the Service offering affected by the increase in charges. In order to cancel that offering, Customer must notify WilTel, in writing, at least thirty
          (30) days prior to the effective date of the increase in charges. Further, in the event Customer cancels its subscription to a Switched Service offering as described in this Subsection 5(D), WilTel and Customer agree to negotiate in good faith concerning Customer's Minimum Monthly Commitment, if any, described in the PET.

          (E) Billing Disputes. Notwithstanding the foregoing, late fees shall apply (but shall not be due and payable for a period of sixty
          (60) days following the Due Date therefor) for amounts reasonably disputed by Customer, provided Customer: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to WilTel in reasonable detail on or before the Due Date of the invoice in question, and
          (iii) negotiates in good faith with WilTel for the purpose of resolving such dispute within said sixty (60) day period. In the event such dispute is resolved in favor of WilTel, Customer agrees to pay WilTel the disputed amounts together with any applicable late fees within ten (10) days of the resolution. In the event such dispute is resolved in favor of Customer, customer will receive a credit for the disputed charges in question and the applicable late fees. In the event the dispute can not be resolved within such sixty (60) day period (unless WilTel has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from

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          pursuing any available legal remedies.  WilTel shall not be obligated. to consider any Customer notice of billing discrepancies which are received by WilTel more than sixty (60) days following the Due Date of the invoice in question.

          (F) Suspense of Service. In the event charges due pursuant to WilTel's invoice are not paid in full by the Due Date, WilTel shall have the right, after giving Customer ten (10) days prior notice, to suspend all or any portion of the Service to Customer ("Suspension Notice") until such time (designated by WilTel in its Suspension Notice) as Customer has paid in full all charges then due to WilTel, including any late fees. Following such payment, WilTel shall reinstitute Service to Customer only when Customer provides WilTel with satisfactory assurance of Customer's ability to pay for Service (i.e., a deposit, letter of credit or other means acceptable to WilTel) and customer's advance payment of the cost of reinstituting Service If Customer fails to make the required payment by the date set forth in the Suspension Notice, Customer will be deemed to have canceled the Service suspended effective as of the date of suspension. Such cancellation shall not relieve Customer for payment of applicable cancellation charges as described in Section 2.

6. Credit. Customer's execution of this Agreement signifies Customer's acceptance of WilTel's initial and continuing credit approval procedures and policies. WilTel reserves the right to withhold initiation or full implementation of Service under this Agreement pending WilTel's initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by WilTel, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. WilTel reserves the right to modify its requirements, if any, with respect to any security or other assurance provided by Customer for payments due hereunder in light of Customer's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

7. Creditworthiness. If at any time there is a material adverse change in Customer's creditworthiness, then in addition to any other remedies available to WilTel, WilTel may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause Start of Service for Service described in a previously executed Service Request to be .withheld; (ii) cease providing Service pursuant to a Suspension Notice; (iii) decline to accept a Service Request or other requests from Customer to provide Service which WilTel may otherwise be obligated to accept and/or (iv) condition its provision of Service or acceptance of a Service Request on Customer's assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (i) Customer's default of its obligations to WilTel under this or any other agreement with WilTel; (ii) failure of Customer to make full payment of charges due hereunder on or before the Due Date on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date in any two (2) consecutive months; (iii) acquisition of Customer (whether in whole or by

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majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to WilTel or any entity affiliated with WilTel or which is a materially greater credit risk than Customer; or, (iv) customer's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency of Customer.

8.        Remedies for Breach.   for In the event Customer is in breach of
this Agreement, including without limitation, failure to pay charges due hereunder by the date stated in the Suspension Notice described in Subsection 5 (F) , WilTel shall have the right, after giving Customer five (5) days prior notice, and in addition to foreclosing any security interest WilTel may have, to (i) terminate this Agreement; (ii) withhold billing information from Customer; and/or (iii) contact the End Users (for whom calls are originated and terminated solely over facilities comprising the WilTel network) directly and bill such End Users directly until such time as WilTel has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and WilTel, after giving Customer five (5) days prior notice, terminates this Agreement as provided in this
Section 8, such termination shall not relieve Customer for payment of applicable cancellation charges as described in Section 2 above.

9. Warranty. WilTel will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Service provided hereunder shall be consistent with telecommunications common carrier industry standards, government regulations and sound business practices. WILTEL MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

10.       Liability; General Indemnity; Reimbursement.

          (A) Limited Liability. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL, LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

          (B) General Indemnity. In the event parties other than Customer (e.g., Customer's End Users) shall have use of the Service through Customer, then Customer agrees to forever indemnify and hold WilTel, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Service harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which those parties may assert arising out of or relating to any defect in the service.

          C.   Reimbursement.  Customer agrees to reimburse WilTel for all reasonable costs and expenses incurred by WilTel due to WilTel's direct participation (either as a party or witness) in any

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               administrative, regulatory or criminal proceeding concerning
               Customer if WilTel's involvement in said proceeding is based solely on WilTel's provision of Services to Customer.

11. Force Majeure. If WilTel's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with-by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then WilTel shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. WilTel shall use reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

12. State Certification. Customer warrants that in all jurisdictions in which it provides long distance services that require certification, it has obtained the necessary certification from the appropriate governmental authority. Further, if required by WilTel, Customer agrees to provide proof of such certification acceptable to WilTel. In the event Customer is prohibited, either on a temporary or permanent basis, from conducting its telecommunications operations in a given state, Customer shall immediately notify WilTel by facsimile, and (ii) send written notice to WilTel within twenty-four (24) hours of such prohibition.

13. Interstate/Intrastate Service. Except with respect to Switched Service specifically designated as intrastate Service or international service, the rates provided to Customer in a Service Schedule are applicable only to Switched Service if such Service is used for carrying interstate telecommunications (i.e., Service subject to FCC jurisdiction). WilTel shall not be obligated to provide Switched Service with end points within a single state or Switched Service which originates/terminates at points both of which are situated within a single state. In those states where WilTel is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of state regulatory authorities), WilTel will, at its option, provide intrastate Service pursuant to applicable state laws, regulations and applicable tariff, if any, filed by WilTel with state regulatory authorities as required by applicable law.

14. Authorized Use of WilTel Name. Without WilTel's prior written consent, Customer shall not (i) refer to itself as an authorized representative of WilTel whenever it refers to the Services in promotional, advertising or other materials, or (ii) use WilTel's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials. Additionally, Customer shall provide to WilTel for its prior review and written approval, all promotions,

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advertising or other materials or activity using or displaying WilTel' s name or the. Services to be provided by WilTel. Customer agrees to change or correct, at Customer's expense, any such material or activity which WilTel, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable. Customer is explicitly authorized to only use the following statements in its sales literature: (i) "Customer utilizes the WilTel network", (ii) "Customer utilizes WilTel's facilities", "WilTel provides only the network facilities", and (iv) "WilTel is our network services provider".

15. Notices. Notices under this Agreement shall be in writing and delivered to the person identified below at the offices of the parties as they appear below or as otherwise provided for by proper notice hereunder. Customer shall notify WilTel in writing if Customer's billing address is different than the address shown below. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing.

          If to WilTel:       WorldCom Network Services, Inc.
                              One Williams Center, 28th Flr
                              Tulsa, OK 74172
                              Attn: Carrier Sales Dept.

          If to Customer:     Comdata Network, Inc.
                              5301 Maryland Way
                              Brentwood, TN 37207
                              Attn: Charles Isdell
                              Telephone No. (615) 370-7215
                              Fax No.: (615) 370-7485

                              Comdata Telecommunications Services, Inc.
                              5301 Maryland Way
                              Brentwood, TN 37207
                              Attn: Charles Isdell
                              Telephone No.: (615) 370-7215
                              Fax No.: (615) 370-7485

16. No-Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse f or a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

17.       Partial Invalidity; Government Action.

          (A) Partial Invalidity. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without

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          in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and WilTel will negotiate in good -faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

          (B) Government Action. Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or other local, state or federal government authority of competent jurisdiction.

18. Exclusive Remedies. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

19. Use of Service. Upon WilTel's acceptance of a Service Request hereunder, WilTel will provide the Service specified therein to Customer upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties, and WilTel and Customer agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not subject to the filing requirements of Section 211(a) of the Communications Act of 1934 (47 U.S.C. Section 211(a)) as implemented in 47 C.F.R. Section 43.51.

20.       Choice of Law; Forum.

          (A) Law. This Agreement shall be construed under the laws of the State of Oklahoma without regard to choice of law principles.

          (B) Forum. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Oklahoma in and for the County of Tulsa or the United States of America for the Northern District of Oklahoma. By execution of this Agreement, both Customer and WilTel hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and WilTel hereby agree to service by U.S. Mail at the notice addresses referenced in Section 15. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

21.       Proprietary Information

          (A) Confidential Information. The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Customer for Service provided hereunder)- herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to Customer for any Service proposed to be provided or actually provided hereunder) , as well as such information relevant to any other agreement between the parties (collectively, "Confidential Information"), are confidential as between Customer and WilTel.

          (B) Limited Disclosure. A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or a party's agents including their respective brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

          (C) Press Releases. The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies) , will be submitted to the non-publishing party for its written approval prior to publication.

          (D) Survival of Confidentiality. The provisions of this Section 21 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Service hereunder.

22. Successors and Assigment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of WilTel, which consent shall not be unreasonably withheld, and further provided that any assignment or transfer without such consent shall be void.

23        General.

          (A) Survival of Terms. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

          (B) Headings. Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          (C) Industry Terms. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether. similar or dissimilar to those listed, as the context reasonably requires.

          (D) Rule of Construction. No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

24. Entire Agreement. This Agreement consists of (i) all the terms and conditions contained herein, and, (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Customer and WilTel.

          IN WITNESS WHEREOF, the parties have executed this WilMAX UNIVERSAL-TM-" Telecommunications Services Agreement on the date first written above.

WORLDCOM NETWORK SERVICES, INC.             COMDATA NETWORK, INC.
d/b/a WilTel


By:                                         By:  /s/Tony Holcombe
(Signature)                                 (Signature)

                                            Tony Holcombe
(Print Name)                                (Print Name)

                                            President & CEO
(Title)                                     (Title)


COMDATA TELECOMMUNICATIONS
SERVICES, INC.



By:      /s/Charles S. Isdell
          (Signature)

          Sr. V.P. - G.M.
          (Title)

                                  AMENDMENT NO. 1

            This Amendment No. 1 (the "Amendment") is made as of the lst day of September, 1997 (the "Effective Date") by and between Comdata Network, Inc. and its wholly-owned subsidiary, Comdata Telecommunications Services, Inc. (collectively referred to as the "Customer") and WorldCom Network Services, Inc. d[b/a WilTel ("WilTel"), to those certain Program Enrollment Terms (the "PET") to that certain WilMAX UNIVERSAL Telecommunications Services Agreement (TSA#CTS-970801) made by and between Customer and WilTel dated as of September 1, 1997 (the "TSA"). In the event of any conflict between the terms of the TSA, the PET or the Service Schedule and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall control. The TSA (along with the PET and the Service Schedule) and this Amendment No. 1 shall collectively be referred to as the "Agreement".

            The parties agree for good and valuable consideration, intending legally to be bound, as follows:

A. CUSTOMER'S COMMITMENT. The parties agree to substitute Subsection 4(A) of the PET to read in its entirety as follows:

            (A) Commencing as of September 1, 1997, and continuing through the end of the Service Term (including any extensions thereto) (the "Commitment Period"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue of at least $1,083,333 ("Customer's Minimum Revenue Commitment").

B. OTHER PROVISIONS. Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the Service Term and any extensions thereof.

             IN WITNESS WHEREOF the parties have entered into this Amendment No. 1 on the date first written above.

WORLDCOM NETWORK SERVICES, INC.      COMDATA NETWORK, INC.
d/b/a WilTel

By:                                  By:   /s/Michael W. Sheridan

Print Name:                          Print Name: Michael W. Sheridan

Tide:                                Title:  Senior Vice President

COMDATA TELECOMMUNICATIONS
SERVICES, INC.

By:  /s/Charles S. Isdell

Title:  Sr. V.P. - G.M.
                                                    CONFIDENTIAL

                              WILMAX UNIVERSAL-TM-

                            PROGRAM ENROLLMENT  TERMS

     These Program Enrollment Terms (the "PET") are made as of the 1st day of September, 1997 (the "Effective Date"), by and between WorldCom Network Services, Inc. d/b/a WilTel ("WilTel") and Comdata Network, Inc., and it wholly-owned subsidiary, Comdata Telecommunications Services, Inc. (collectively referred to as "Customer") and are a part of their agreement for switched services, more particularly identified as TSA#CTS-970801 (the "Agreement"). In accordance with the Agreement, charges to Customer for Service obtained thereunder shall be subject to the Discount Schedule set forth below and the Agreement shall also be subject to the terms and conditions set forth herein.

1. PRIOR AGREEMENT: The parties acknowledge that there currently exists that certain WorldCom Communications Agreement dated as of December 1, 1994, including that certain amendment thereto dated July 31, 1996 (collectively, the "Prior Agreement") between WorldCom, Inc. d/b/a LDDS WorldCom (WilTells parent company) and Comdata Telecommunications Services, Inc. and Comdata Network, Inc. As of the Effective Date, the parties agree that (i) the Prior Agreement shall be canceled in its entirety and of no further force or effect and the parties shall be released from all liability thereunder with the exception of certain accrued obligations arising under the Prior Agreement such as the payment of money or the application of credits accruing prior to the Effective Date and provisions intended to survive termination, such as limitation of liability, indemnification and confidentiality, (ii) all Service currently being provided Customer under the Prior Agreement will be provisioned and maintained by WilTel taking into account the terms and conditions of this PET.

2. SERVICE TERM: The Service Term shall commence as of the Effective Date stated above and shall continue through and include January 22, 2003. Upon the expiration of the Service Term, the service in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates and discounts then in effect), subject to termination by either party upon one hundred and twenty (20) days prior written notice to the other party.

3.   DISCOUNT:

     (A) Commencing with the Effective Date and continuing through the end of the Service Term (including any extensions thereto), Customer's discount (the "Discount") will be as determined under this Subsection 3(A) taking into account any increase, as described in Subsection 3(B) below. The Discount is based on the number of months contained in the Service Term divided by 12. If the number of months is less than 12, the month-to-month
     (MTM) discounts shall apply; if the product of the division is equal to or greater than 1 but less than 2, the 1-Year discounts shall apply; if the


                                  Page 1 of 16                      CONFIDENTIAL
     product of the division is equal to or greater than 2 but less than 3, the 2-Year discounts shall apply; and, if the product of the division is equal to or greater than 3, the 3-Year discounts apply. Throughout the Service Term including any applicable extensions thereto, Customer will automatically receive the next higher discount when Customer's eligible Monthly Revenue reaches the next level.

                                  SERVICE TERM

     Monthly Revenue(a)            MTM       1-YR      2-YR      3-YR

                       [confidential information omitted]

     (a) For purposes of this Agreement, "Monthly Revenue" will include all of Customer' s gross measured and per call Switched Service charges (i.e., Directory Assistance and both Domestic and International) plus (i) three
     (3) times Customer's first $300,000 recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel, (ii) two (2) times Customer's second $300,000 recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel, and (iii) Customer's recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel in excess of $600,000. Monthly Revenue shall exclude any pro rata charges, access charges, ancillary or special feature charges, such as, authorization codes or CDR Tapes, or any other charges other than those identified by the relevant WilTel invoice as Monthly Recurring Interexchange service charges or Switched Service charges.

     (b) If Customer's Monthly Revenue is less than $10,000, Customer must maintain at least one (1) DS-1 circuit comprising a Service Interconnection as defined in the Service Schedule with respect to TERMINATION Service and/or 800 ORIGINATION Service.

     B. If Customer's Minimum Commitment (as described in Section 4 below) is equal to or greater than $50,000, all of the percentages shown in the Discount Schedule above will be increased by the following amounts based on Customer's Minimum Commitment.

     If Customer's Minimum         The applicable percentages
     Commitment is at least        will be  increased by

                       [confidential information omitted]


                                  Page 2 of 16                      CONFIDENTIAL

     Example: Assume Customer's Minimum commitment is $250,000 and the Service Term is twenty-four (24) months. Commencing with the Effective Date and continuing through the end of the Service Term (including any applicable extensions thereto), Customer's applicable discount percentage will be [confidential information omitted].

4.   CUSTOMER'S MINIMUM REVENUE COMMITMENT:

     (A) Commencing as of September 1, 1997, and continuing through the end of the' Service Term Including any extensions thereto) (the "Commitment Period"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue of at least $1,300,000 ("Customer's Minimum Revenue Commitment"). In the event Customer is not maintaining TERMINATION Service or 800 ORIGINATION Service but is maintaining other Services from WilTel hereunder (e.g., SWITCHED ACCESS Service, DEDICATED ACCESS Service or TRAVEL CARD Service), Customer's Minimum Revenue Commitment will be the greater of (i) $10,000, or (ii) the amount stated above.

     (B) Provided Customer's cumulative Monthly Revenue (as that term is defined in Subsection 3(A) above) from WilTel under this Agreement commencing with the Effective Date is at least $45,000,000 (i.e., in the aggregate), Customer may elect to terminate Customer's Minimum Revenue Commitment described in Subsection 4(A) above by providing WilTel written notice ("'Customer Notice"). In such event, commencing with the first day of the first full month following at least thirty (30) days after WilTel receives the Customer Notice (the "Commitment Termination Date"), (i) Customer's Minimum Revenue Commitment shall terminate and will no longer be in force or effect, and (ii) for the remainder of the Service Term Customer's Discount will determined under the Discount Schedule described in Subsection 3(A) above based on a 3-YR Service Term without taking into account any increase under Subsection 3(B) above.

     (C) In the event there is a substantial change in the regulatory environment of Customer's business, including without limitation the banking, gaming and telecommunications environments, which substantially prohibits Customer's performance under this Agreement, WorldCom agrees to negotiate with Customer in good faith concerning the reduction of Customer's Minimum Revenue Commitment as described in Subsection 4(A) above. Further, in the event there is a substantial technological change in the telecommunications industry and based on the purchase of a new product or offering Customer's rates for Services hereunder would be significantly reduced, WilTel agrees to negotiate with Customer concerning the purchase of such product or offering and the


                                  Page 3 of 16                      CONFIDENTIAL
     reduction of Customer's Minimum Revenue Commitment, provided WilTel continues to receive the same percentage of Customer' s traffic after such reduction as it did prior to such technological change. Finally, in the event Customer completely ceases providing telecommunications services, WilTel agrees to reduce Customer's Minimum Revenue Commitment by an amount equal to the product obtained by multiplying (i) the previous three (3) months' average Monthly Revenue for services purchased by Customer under this Agreement which are attributable to Customer by (ii) twelve (12).

5. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's Minimum Revenue Commitment in any month during the Commitment Period, then for those month(s) only, Customer will pay WilTel the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue as described in Section 3 (the "Deficiency Charge"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service Term if WilTel terminates the Agreement based on Customer's default.

6.   APPLICATION OF DISCOUNTS:

     (A)  After determining Customer's applicable discount percentage under
     Section 3 above, the applicable percentage will be applied to Monthly Revenues comprised of Customer's Interstate (including Alaska, Hawaii, the United States Virgin Islands and Puerto Rico unless otherwise noted herein) measured usage charges (which includes 1+ and 800 usage, whether switched access or dedicated access or travel card usage).

     (B) During the Service Term of the Agreement, accumulated credits derived from the applicable Discounts will be applied in arrears commencing with the first day of the month following the Effective Date, that is, will be applied to Customer's measured usage charges for the preceding month (the "Discount Period"). The initial Discount Period shall include any partial calendar month following Start of Service, or such other time basis as may be mutually determined by the parties.

     (C) Each Discount will result in the application of a credit obtained during the Discount Period to the WilTel invoice to Customer relevant to the billed measured Switched Service for the calendar month next following the completion of each Discount Period, provided Customer has paid undisputed charges (including any late fees, if applicable) for that month and has not otherwise been subject to a Suspension Notice in accordance with the Agreement. Failure of Customer to comply with the foregoing provision shall entitle WilTel to withhold any credit due Customer for the Discount Period in question until such charges (including late fees) have been paid in full.


                                  Page 4 of 16                      CONFIDENTIAL

7    RATES:

     (A)  TERMINATION Service

            (i) Interstate Rates Per Minute

                [confidential information omitted] without regard to time of day, within the 48 contiguous United States except with respect to termination in the SUPERSAVER LATAs described below.

           (ii) Interstate Extended Rates Per Minute

                SEE the DEDICATED ACCESS Service Extended Rates described in Subsection 6(D) below.

          (iii) Interstate SUPERSAVER Rates Per Minute

                [confidential information omitted] without regard to time of day. These rates are only available and only apply to Interstate TERMINATION Service calls to the SUPERSAVER LATAs set forth on Schedule 1 attached hereto (i.e., Intrastate TERMINATION Service calls will not be subject to SUPERSAVER Rates).

           (iv) Intrastate Rates Per Minute [confidential information omitted]

                SEE the DEDICATED ACCESS Service Intrastate rates shown on
                Schedule 2 attached hereto.

            (v) International (excluding Canada and Mexico) Rates Per Minute
                [confidential information omitted]

                SEE the DEDICATED ACCESS Service International rates shown on
                Schedule 5 attached hereto. (Note: The applicable "Rate Plan" will be as determined under Section 7 below.)

           (vi) Canada and Mexico Rate Per Minute [confidential information omitted].

                SEE the DEDICATED ACCESS Service Canada and Mexico rates shown on Schedule 3 attached hereto.

     (B)  800 ORIGINATION Service

            (i) Interstate Rates Per Minute

                [confidential information omitted] without regard to time of day, within the 48 contiguous United States except with respect to origination in the SUPERSAVER LATAs described below.

           (ii) Interstate Extended Rates Per Minute

                SEE the DEDICATED ACCESS Service rates described in Subsection 6(d) below.


                                  Page 5 of 16                      CONFIDENTIAL

          (iii) Interstate SUPERSAVER Rates Per Minute

                [confidential information omitted] without regard to time of day These rates are only available and only apply to Interstate 800 ORIGINATION Service calls from the SUPERSAVER LATAs set forth on
                Schedule 1 attached hereto (i.e., Intrastate 800 ORIGINATION Service calls will not be subject to SUPERSAVER Rates).

           (iv) Intrastate Rates Per Minute [confidential information omitted]

                SEE DEDICATED ACCESS Service Intrastate Rates shown on
                Schedule 2 attached hereto.

            (v) Canada Rates Per Minute [confidential information omitted]

                SEE the DEDICATED ACCESS Service Mexico and Canada rates shown on Schedule 3 attached hereto.

     (C)  SWITCHED ACCESS Service

            (i) Interstate Rates Per Minute

                [confidential information omitted] Day/Nonday within the 48 contiguous United States.

           (ii) Interstate (1+) Extended Rates Per Minute

                [confidential information omitted] Day, [confidential information omitted] Nonday from the 48 contiguous United States to Hawaii.

                [confidential information omitted] Day, [confidential information omitted] Nonday from the 48 contiguous United States to Alaska, Puerto Rico and the United States Virgin Islands.

                [confidential information omitted] Day, [confidential information omitted] Nonday from Hawaii to the 48 contiguous United States.

                See the SWITCHED ACCESS Service (1+) Rates shown on Schedule 3 for calls from Hawaii to Canada and Mexico and Schedule 8 for Calls from Hawaii to certain International locations.

          (iii) Interstate (800) Extended Rates Per Minute confidential information omitted].]
                [confidential information omitted] Day, [confidential information omitted] Nonday from Hawaii to the 48 contiguous United States.
                [confidential information omitted] Day, [confidential information omitted] Nonday from Alaska to the 48 contiguous United States.
                [confidential information omitted] Day, [confidential information omitted] Nonday from Puerto Rico to the 48 contiguous United States.
                [confidential information omitted].Day, [confidential information omitted] Nonday from the United States Virgin Islands to the 48 contiguous United States.


                                  Page 6 of 16                      CONFIDENTIAL

           (iv) Intrastate Rates Per Minute [confidential information omitted]

                SEE the SWITCHED ACCESS Service Intrastate rates shown on
                Schedule 2 attached hereto.

            (v) International (excluding Canada and Mexico) Rates Per Minute
                [confidential information omitted]

                SEE the SWITCHED ACCESS Service International rate shown on
                Schedule 4 attached hereto. [Note: The applicable "Rate Plan" will be as determined under Section 7 below.]

           (vi) Canada and Mexico Rates Per Minute [confidential information omitted]

                SEE the SWITCHED ACCESS Service Canada and Mexico rates shown on
                Schedule 3 attached hereto.

     (C)  DEDICATED ACCESS Service

            (i) Interstate Rates Per Minute

                [confidential information omitted] Day/Nonday within the 48 contiguous United States.

           (ii) Interstate (1+) Extended Rates Per Minute [confidential information omitted] Day, [confidential information omitted] Nonday from the 48 contiguous United States to Hawaii. [confidential information omitted] Day, [confidential information omitted] Nonday from the 48 contiguous United States to Alaska, Puerto Rico and the United States Virgin Islands.

          (iii) Interstate (800) Extended Rates Per Minute [confidential information omitted]
                [confidential information omitted] Day,
                [confidential information omitted] Nonday from Hawaii to the 48 contiguous United States.
                [confidential information omitted] Day,
                [confidential information omitted] Nonday from Alaska to the 48 contiguous United States.
                [confidential information omitted] Day,
                [confidential information omitted] Nonday from Puerto Rico to the 48 contiguous United States.
                [confidential information omitted] Day,
                [confidential information omitted] Nonday from the United States Virgin Islands to the 48 contiguous United States.

           (iv) Intrastate Rates Per Minute [confidential information omitted]

                SEE the DEDICATED ACCESS Service Intrastate rates shown on
                Schedule 2 attached hereto.


                                  Page 7 of 16                      CONFIDENTIAL

                International (excluding Canada and Mexico) Rates Per Minute [confidential information omitted]

                SEE the DEDICATED ACCESS Service International rates shown on
                Schedule 5 attached hereto. (Note: The applicable "Rate Plan" will be as determined under Section 7 below.]

           (vi) Canada and Mexico Rates Per Minute [confidential information omitted]

                SEE the DEDICATED ACCESS Service Canada and Mexico rates shown on Schedule 3 attached hereto.

     (D)  TRAVEL CARD Service:

            (i) Basic Interstate TRAVEL CARD Service Rates Per Minute

                [confidential information omitted] Day/Nonday within the 48 contiguous United States.

           (ii) Basic Intrastate TRAVEL CARD Service Rates per Minute [confidential information omitted]

                SEE the SWITCHED ACCESS Service Intrastate rates shown on
                Schedule 2 attached hereto.

          (iii) Basic International (excluding Canada and Mexico) TRAVEL CARD Service Rates Per Minute [confidential information omitted]

                SEE the SWITCHED ACCESS Service International rates shown on
                Schedule 4 attached hereto. [Note: The applicable "Rate Plan" will be as determined under Section 7 below.] International TRAVEL CARD Service calls from the 48 contiguous United States to International locations (excluding only Canada) are subject to a surcharge of [confidential information omitted] per call.

           (iv) Basic Canada TRAVEL CARD Service Rates Per Minute [confidential information omitted]

                [confidential information omitted] Day, [confidential information omitted] Nonday from the 48 contiguous United States to Canada. TRAVEL CARD Service calls from the 48 contiguous United States to Canada are subject to a surcharge of [confidential information omitted] per call.

                [confidential information omitted] Day, [confidential information omitted] Nonday from Canada to the 48 contiguous United States. TRAVEL CARD Service calls from Canada to the domestic United States are subject to a surcharge of [confidential information omitted] per call.


                                  Page 8 of 16                      CONFIDENTIAL

            (v) Basic Mexico TRAVEL CARD Service Rates Per Minute [confidential information omitted]

                SEE the SWITCHED ACCESS Service Mexico rates shown on
                Schedule 3 attached hereto. TRAVEL CARD Service calls from the 48 contiguous United States to Mexico are subject to a surcharge of [confidential information omitted] per call.

           (vi) Enhanced TRAVEL CARD Service Pricing (Note: Enhanced features to TRAVEL CARD Service are available at the rates shown on Schedule 6 attached hereto.) [confidential information omitted]

     (F)  Directory Assistance

            (i) Interstate Rate Per Call [confidential information omitted]

           (ii) Intrastate Rate Per Call [confidential information omitted]

8.   INTERNATIONAL SERVICE:

     (A) Commencing with the Effective Date, with respect to calls originating in the continental United States and terminating to an International location (excluding Puerto Rico, the United States Virgin Islands, Canada and Mexico), unless Customer has elected an International Sub-Commitment as described in Subsection (B) below, Customer's International rates will be deemed to correspond with the level of applicable charges shown on Schedule 4 and Schedule 5, both of which are attached hereto and incorporated herein by reference based on twenty-five percent (25%) of Customer's Minimum Revenue Commitment described in Section 3 above (rounded down to the nearest International Revenue Level) taking into account the International Rate periods shown on Schedule 7, which is also attached hereto and made a part hereof. In the event (i) Customer's Service Term is Month-to-Month, or (ii) Customer's Minimum Revenue Commitment is less than $200,000, Customer's International rates willcorrespond with the applicable level of "Base International Rates" shown on Schedule 4 and Schedule 5. With respect to TERMINATION Service and 800 ORIGINATION Service calls, Customer's International rates will be the applicable DEDICATED ACCESS Service rates.

          Example: Assume Customer's Commitment is $750,000. Customer's applicable International rates would be deemed to correspond with the $100,000 level [25% x 750,000 = 187,500, rounded down to the nearest level].

     (B) Commencing with the Effective Date and continuing through the end of the Service Term including any applicable extensions thereto ("International Commitment Period"), Customer agrees to maintain, on a take-or-pay basis, International Monthly Revenue (as described herein) of at least (check one of the following) ("Customer's International Sub-Commitment") [NOTE: If none of the boxes below are checked, Customer will be deemed to have elected an International Sub-Commitment of $0]:


                                  Page 9 of 16                      CONFIDENTIAL

                       [confidential information omitted]

     For purposes of this Agreement, Customer's "International Monthly Revenue,, will be comprised of all of Customer's gross (ie., prior to the application of discounts) measured and per call Switched Service charges (i.e., Directory Assistance and both Domestic and International) associated with a call to an International location (excluding Puerto Rico, the United States Virgin Islands, Canada and Mexico).

     (C) At any time during the Service Term of this Agreement, Customer may modify Customer's International Sub-Commitment ("Customer's Modified International Sub-Commitment) for the remainder of the International Commitment Period by notifying WilTel in writing. Commencing with the first day of the month following at least thirty (30) days after WilTel receives the notice described herein, (i) Customer's Modified International Sub-Commitment will be effective, and (ii) customer's International rates will correspond with the applicable rates shown on Schedule 4 and Schedule 5 based on Customer's Modified International Sub-Commitment.

     (D) In the event Customer does not maintain Customer's International Sub-Commitment (or Customer's Modified International Sub-Commitment, if applicable) in any month during the International Commitment Period, then for those month(s) only, Customer will pay WilTel the difference between the greater of (i) Customer's International Sub-Commitment (or Customer's Modified International Sub-Commitment) and Customer's actual International Monthly Revenue as defined above (the "International Deficiency Charge"), or (ii) the Deficiency Charge calculated under Section 4 above. If applicable, the International Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's International Sub-Commitment for the unexpired portion of the International Commitment Period if WilTel terminates this Agreement based on Customer's default.

9. SERVICE REQUESTS: The parties agree to substitute Subsection l(E) of the TSA to read in its entirety as follows:

     (E) Service Requests. Customer's requests to initiate or cancel Services shall be described in an appropriate WilTel Service Request ("Service Requests"). Service Requests may consist of machine readable tapes, facsimiles or other means approved by WilTel. Further, Service Requests shall specify all reasonable information, as determined by WilTel, necessary or appropriate for WilTel to provide the Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service Interconnection as described in the applicable Service Schedules, or automatic number identification ("ANI") information relevant to the Service(s), the Requested Service Date, and charges, if any, relevant to the Services described in the Service Request. After WilTel's receipt and verification


                                  Page 10 of 16                     CONFIDENTIAL
     of a valid Service Request for SWITCHED Service (as defined in the Service Schedule) requiring a change in the primary interexchange carrier ("PIC"), WilTel agrees to (i) submit the ANI(S) relevant to such Service Requests to the following local exchange carriers ("LECs") (with which WilTel currently has electronic interface capabilities) within two (2) business days:
     Ameritech, Bell Atlantic, BellSouth, Nynex, Pacific Bell, Southwestern Bell, US West, GTE and United, and (ii) submit the ANIs relevant to such Service Requests to those LECs (which shall include any independent local exchange companies (ILECS) with which WilTel does not have electronic interface capabilities within five (5) business days.

10. CANCELLATION: The parties agree to substitute Section 2 of the TSA to read in its entirety as follows:

     2.   Cancellation.

          (A) Cancellation Charge. Subject to Customer's right to terminate this Agreement as described in Subsection 2(C) and 2(D) below, at any time after the Effective Date, Customer may cancel this Agreement (i.e., for convenience) if Customer provides written notification thereof to WilTel not less than thirty (30) days prior to the effective date of cancellation. In such case (or in the event WilTel terminates this Agreement as provided in section 8), Customer shall pay to WilTel all charges for Service provided through the effective date of cancellation plus a cancellation charge (the "Cancellation Charge") equal to twelve and one-half percent (12 1/2%) of the average of the last twelve (12) months Monthly Revenue times the number of full months remaining in the Service Term.

          (B) Liquidated Damages. It is agreed that WilTel's damages in the event Customer cancels Service shall be difficult or impossible to ascertain. The provision for a cancellation charge in Subsection 2(A) above or Subsection 2(D) below is intended, therefore, to establish liquidated damages in the event of a cancellation charge and are not intended as a penalty.

          (C) Cancellation Without Charge. Notwithstanding anything to the contrary contained in Subsection 2(A) above and subject to Subsections 2(D) and 2(E) below, Customer may cancel this Agreement without incurring any cancellation charge if (i) WilTel fails to provide a network as warranted in Section 9 below; (ii) WilTel fails to deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or (iii) WilTel fails to submit ANI(S) relevant to such Service Requests to the LECs within the time period described in Subsection l(E) above. Provided, however, Customer must give WilTel written notice of any such default and an opportunity to cure such default within five (5) days of the notice. In the event WilTel fails to cure any such default within the five-day period on


                                  Page 11 of 16                     CONFIDENTIAL
          more than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.

          (D) Termination Due to Change in Control. In the event that (i) there is a change in control of Customer such that Customer is acquired or purchased, whether by stock purchase, asset purchase, merger or otherwise, and such acquisition or purchase is approved by the appropriate regulatory authorities ("Customer Acquisition Purchase") and (ii) pursuant to such Customer Acquisition/Purchase, Customer obtains access to an alternate rate plan which results in an overall savings over current charges paid to WilTel pursuant to this Agreement, WilTel may make such adjustments to the rates contained herein to provide an equivalent overall savings. In the event that WilTel does not make such adjustment, then Customer may, at its election, within sixty (60) days after such Customer Acquisition/Purchase, terminate this Agreement upon ten (10) days prior written notice to WilTel without incurring further liability to WilTel.

11. TRANSFER CHARGES: The parties agree to substitute Subsection 3(B) of the TSA to read in its entirety as follows:

          (E) Transfer Charges/Disputed Transfers. Customer agrees that it is responsible for (i) all charges incurred by WilTel to change the PIC of End Users to the WilTel network, (ii) all charges incurred by WilTel to change End Users back to their previous PIC arising from disputed transfers to the WilTel network plus an administrative charge equal to [confidential information omitted] of such charges, and (iii) any other damages suffered by or awards against WilTel resulting from disputed transfers unless such charges or damages are due solely to the actions or omissions of WilTel.

12. EXCLUDED ANIS: The parties agree to substitute the second sentence of Subsection 3 (C) of the TSA to read in its entirety as follows:

     In the event WilTel rejects an ANI, WilTel will notify Customer as soon as possible (but in no event later than three (3) days) of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI.

13. RECORDS: The parties agree to substitute the first sentence of Subsection 3(D) of the TSA to read in its entirety as follows:

     Customer will maintain documents and records ("Records") supporting Customer's re-sale of Switched Service, including, but not limited to, appropriate and valid LOAS, if applicable, from End Users for a period of not less than twelve (12) months or such other longer period as may be required by applicable law, rule or regulation.


                                  Page 12 of 16                     CONFIDENTIAL

14. CUSTOMER SERVICE: The parties agree to substitute the last sentence of Subsection 3 (E) of the TSA to read in its entirety as follows:

     Customer agrees to immediately notify WilTel in the event an End User notifies Customer of problems associated with the Service, including without limitation, excess noise, echo, or loss of Service, and WilTel agrees to respond to such problem(s) as it would in the normal course of its business.

15. CUSTOMER RESPONSIBILITIES: The parties agree to substitute Subsection 4(B) of the TSA to read in its entirety as follows:

     (B) Fraudulent Calls. Customer shall indemnify and hold WilTel harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of the Service through Customer or an end user of the Service through Customer's distribution channels, except to the extent fraud was caused solely by WilTel's gross negligence or willful misconduct. Customer shall not be excused from paying WilTel for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event WilTel discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit WilTel from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANIs or terminating Service to or from specific locations.

16.  CHARGES AND PAYMENT TERMS: The parties agree to substitute Subsections 5
     (A) and 5 (D) of the TSA to read in their entirety as follows:

     (A) Payment. WilTel billings for Service are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection S(D) below, Service shall be billed at the rates as described in the PET, and Service Requests, as the case may be. Discounts, if any, applicable to the rates for certain Switched Services are also set forth in the PET. Customer will pay each WilTel invoice in full for Switched Service within forty-five (45) days of the invoice date set forth on each WilTel invoice to Customer ("Due Date") of payment is not received by WilTel on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the Service charges per month or the maximum lawful rate under applicable state law.

     (D) Modification of Charges. WilTel reserves the right to eliminate Service offerings, modify charges and/or add charges for Service offerings (which charge modifications shall not exceed then-current generally available WilTel charges for comparable services), upon not less than sixty
     (60) days prior notice to Customer, which notice will state the effective date for the


                                  Page 13 of 16                     CONFIDENTIAL
     charge modification or service modification. In the event WilTel notifies Customer of the elimination of a Service offering and/or an increase in the charges, Customer may terminate this Agreement, without incurring a cancellation charge only with respect to the Service offering affected by the increase in charges. In order to cancel that offering, Customer must notify WilTel, in writing, at least fifteen (15) days prior to the effective date of the increase in charges. Further, in the event Customer cancels its subscription to a Switched Service offering as described in this Subsection 5(D), WilTel and Customer agree to negotiate in good faith concerning the decrease of Customer's Minimum Monthly Commitment, if any, described in the PET.

17.  REMEDIES FOR BREACH: The parties agree to substitute the first sentence of
     Section 8 of the TSA to read in its entirety as follows:

     In the event Customer fails to pay any amount due hereunder for Services rendered by WilTel or is in material breach of this Agreement, including without limitation, failure to pay charges due hereunder by the date stated in the Suspension Notice described in Subsection 5(F), WilTel shall have the right, after giving Customer five (5) days prior notice, and in addition to foreclosing any security interest WilTel may have, to (i) terminate this Agreement, (ii) withhold billing information from Customer; and/or (iii) contact the End Users (for whom calls are originated and terminated solely over facilities comprising the WilTel network) directly and bill such End Users directly until such time as WilTel has been paid in full for the amount owed by Customer.

18. STATE CERTIFICATION: The parties agree to substitute Section 12 of the TSA to read in its entirety as follows:

     12. State Certification. Customer warrants that in all jurisdictions in which it provides long distance services that require certification and in which it uses the WilTel network, it has obtained the necessary certification from the appropriate governmental authority. urther, if required by WilTel, Customer agrees to provide proof of such certification reasonably acceptable to WilTel. In the event Customer is prohibited, either on a temporary or permanent basis, from conducting its telecommunications operations in a given state, Customer shall (i) immediately notify WilTel by facsimile, and (ii) send written notice to WilTel within twenty-four (24) hours of such prohibition.

19. AUHTORIZED USE OF WILTEL NAME: The parties agree to substitute the second sentence of Section 14 of the TSA to read in its entirety as follows:

     Additionally, Customer shall provide to WilTel for its prior review and written approval, all promotions, advertising or other materials or activity using or displaying WilTel's name.


                                  Page 14 of 16                     CONFIDENTIAL

20. CHOICE OF LAW; FORUM: The parties agree to substitute Section 20 of the TSA to read in its entirety as follows:

     20.  Choice of Law; Forum.

          (A) Law. This Agreement shall be construed under (i) the laws of the State of Oklahoma without regard to choice of law principals; (ii) if applicable, the Communications Act 1934, as amended; and (iii) if applicable, relevant decisions of the Federal Communications Commission.

          (B) Forum. Any legal action or proceeding with respect to this Agreement may be brought in (i) the Courts of the State of Oklahoma in and for the County of Tulsa or the United States of America for the Northern District of Oklahoma, or (ii) the Courts of the State of Tennessee in and for the County of Davidson or the United States of America for the Middle District of Tennessee. By execution of this Agreement, both Customer and WilTel hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and WilTel hereby agree to service by U.S. Mail at the notice addresses referenced in Section 15. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

21. PRESS RELEASES: The parties agree to substitute Subsection 21(C) of the TSA to read in its entirety as follows:

     (C) Press Release. Except to the extent specifically allowed under Section 14, the parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement or in which a party desires to mention the name of the other party or the other party' s parent or affiliated companies), will be submitted to the non-publishing party for its written approval prior to publication.

22. RULE OF CONSTRUCTION: The parties agree to delete Subsection 23(D) in its entirety.

23.  MISCELLANEOUS:

     (A) WilTel agrees to waive the [confidential information omitted] charge for Daily CDRs described in Subsection 9(D) of the Service Schedule.

     (B) WilTel agrees to waive the [confidential information omitted] charge for every Customer requested billed telephone number (whether verified or non-verified) described in Section 15 of the Service Schedule.

     (C) In the event WilTel withdraws or otherwise cancels any tariff referenced in this Agreement, whether in whole or in part and whether voluntarily or by reason of any statute, rule or order of any governmental unit or regulatory body, the referenced terms or provision then in effect as of the date of withdrawal or


                                  Page 15 of 16                     CONFIDENTIAL
     cancellation shall remain in full force or effect subject to modification as may be mutually agreed to by the parties.

24. REQUIREMENTS: During the Service Term, Customer agrees to purchase from WilTel under this Agreement at least seventy percent (70%) of Customer's internal corporate traffic, and Customer's resale traffic. For purposes of this Section 23, WilTel agrees to exclude (i) that volume of traffic provided through services to Customer as of December 1, 1994, by ETS, an AT&T aggregator, and (ii) that volume of traffic attributable to any subsidiary or other business unit of Customer acquired on or after October 16, 1995.


     IN WITNESS WHEREOF, the parties have executed these WilMAX UNIVERSAL-TM-Program Enrollment Terms on the date first written above.


WORLDCOM NETWORK SERVICES, INC.         COMDATA NETWORK, INC.
d/b/a WilTel

By:                                     By: /s/Tony Holcombe
(Signature)                             (Signature)

                                        Tony Holcombe
(Print Name)                            (Print Name)

                                        President & CEO
(Title)                                 (Title)

COMDATA TELECOMMUNICATIONS
SERVICES, INC.

By:  /s/Charles S. Isdell
 (Signature)

 (Print Name)

Sr. V.P. - G.M.
(Title)

          ATTACHMENTS:

               Schedule 1  SUPERSAVER LATAs
               Schedule 2  Intrastate Rates
               Schedule 3 Canada and Mexico Rates; Canada and Mexico Rates from Hawaii
               Schedule 4  SWITCHED ACCESS Service International  Rates
               Schedule 5  DEDICATED ACCESS Service International  Rates
               Schedule 6  ENHANCED TRAVEL CARD Service Rates
               Schedule 7  International Rate Periods
               Schedule 8  Switched International Rates 1+ from Hawaii


                                  Page 16 of 16                     CONFIDENTIAL